Exhibit 99.1

EARNINGS RELEASE FOR THE YEAR AND QUARTER ENDED JUNE 30, 2014

21ST CENTURY FOX REPORTS FOURTH QUARTER TOTAL SEGMENT OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION OF $1.77 BILLION, A 19% INCREASE OVER THE PRIOR YEAR QUARTER, ON TOTAL REVENUE OF $8.42 BILLION, A 17% INCREASE OVER THE PRIOR YEAR QUARTER, AND INCOME FROM CONTINUING OPERATIONS PER SHARE OF $0.43

NEW YORK, NY, August 6, 2014 – Twenty-First Century Fox, Inc. (“21st Century Fox” or the “Company” — NASDAQ: FOXA, FOX) today reported financial results for the three months and full year ended June 30, 2014.

Commenting on the results, Chairman and Chief Executive Officer Rupert Murdoch said:

“In the fiscal fourth quarter we built on our operational momentum with double-digit earnings and revenue gains. The Company’s strong financial performance was driven by sustained affiliate revenue increases at our cable networks and record fourth quarter contributions at our filmed entertainment segment on the strength of global box office successes X-Men: Days of Future Past, Rio 2 and The Fault In Our Stars. As we close the fiscal year, I continue to have confidence in our ability to execute our growth plan and drive value for our shareholders. Our new $6 billion share buyback program, to be executed over the next twelve months, further underscores our disciplined approach to increasing shareholder value.”

Fourth Quarter Company Results

The Company reported quarterly revenues of $8.42 billion, a $1.21 billion or 17% increase over prior year quarterly revenues of $7.21 billion. This growth reflects a substantial increase at the Filmed Entertainment segment, led by higher theatrical revenues, and strong double-digit growth at the Cable Network Programming and Direct Broadcast Satellite Television (“DBS”) segments from higher affiliate and subscription revenues, respectively.

Quarterly total segment operating income before depreciation and amortization (“OIBDA”)(1) grew 19% to $1.77 billion as compared with prior year quarterly OIBDA of $1.49 billion. This improvement was led by a near tripling of Filmed Entertainment segment contributions and double-digit growth at the Cable Network Programming segment. These increases were partially offset by lower contributions at the Television segment.

The Company reported quarterly income from continuing operations attributable to stockholders of $966 million ($0.43 per share), compared with $977 million ($0.42 per share) in the corresponding period of the prior year. Current year quarterly results included a $74 million increase above the prior year quarter in Depreciation and amortization expense principally resulting from the amortization of intangible assets related to the Company’s acquisition of controlling ownership stakes in Sky Deutschland AG (“Sky Deutschland”) and the Yankees Entertainment and Sports Network (“YES Network”). This year’s quarterly results also included a $50 million gain from the Company’s participation in British Sky Broadcasting’s (“BSkyB”) share repurchase program, which is reflected in Equity earnings of affiliates and Other, net income of $51 million, which was principally driven by gains from asset sales. Excluding the net income effects of Other, net and gains from the Company’s participation in the BSkyB share repurchase program, along with comparable items in both years, adjusted quarterly income per share from continuing operations attributable to stockholders(2) was $0.42 compared with the adjusted result from the corresponding period a year-ago of $0.31.

(1)

Total segment operating income before depreciation and amortization (“OIBDA”) is a non-GAAP financial measure. See page 11 for a description of total segment OIBDA and for a reconciliation from revenues to total segment OIBDA and from OIBDA to income from continuing operations before income tax expense.

(2)

See page 13 for a reconciliation of reported net income and earnings per share from continuing operations attributable to stockholders to adjusted net income and adjusted earnings per share from continuing operations attributable to stockholders.

EARNINGS RELEASE FOR THE YEAR AND QUARTER ENDED JUNE 30, 2014

Full Year Company Results

The Company reported annual revenues of $31.87 billion, a $4.19 billion or 15% increase over prior year revenues of $27.68 billion. The growth includes a $1.59 billion increase at the DBS segment, led by the full year consolidation of Sky Deutschland revenues, and double-digit rate revenue growth at the Cable Network Programming and Filmed Entertainment segments led by higher affiliate and content revenues, respectively.

The Company reported annual total segment OIBDA of $6.72 billion compared with prior year OIBDA of $6.26 billion. This 7% increase was driven by increased contributions from all of the Company’s segments, with more than half reflecting growth at the Company’s Cable Network Programming segment.

The Company reported annual income from continuing operations attributable to stockholders of $3.79 billion ($1.67 per share), compared with $6.82 billion ($2.91 per share) in the prior year. Current year results included a $345 million increase above prior year levels in Depreciation and amortization expense principally resulting from the amortization of intangible assets related to the Company’s acquisition of controlling ownership stakes in Sky Deutschland and the YES Network. The full year results also included $174 million of income in Other, net, in the current year as compared with $3.75 billion a year-ago. The prior year amount principally related to gains on the acquisition of additional ownership stakes in Sky Deutschland and ESPN STAR Sports Networks (now operating as Fox Sports Asia and STAR Sports) (“ESS”), as well as the sale of the ownership stake in NDS Group Limited (“NDS”). In addition, the current year results included a $134 million gain from the Company’s participation in BSkyB’s share repurchase program, which is reflected in Equity earnings of affiliates. Excluding the net income effects of Other, net and gains from the Company’s participation in the BSkyB share repurchase program, along with comparable items in both years, adjusted annual income per share from continuing operations attributable to stockholders was $1.55 compared with the adjusted year-ago result of $1.36.

REVIEW OF SEGMENT OPERATING RESULTS

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2014	2013	2014	2013
	US $ Millions
Revenues
Cable Network Programming	$3,347	$2,953	$12,273	$10,881
Television	1,031	1,096	5,296	4,860
Filmed Entertainment	2,803	2,035	9,679	8,642
Direct Broadcast Satellite Television	1,593	1,379	6,030	4,439
Other, Corporate and Eliminations	(350)	(251)	(1,411)	(1,147)

Total Revenues	$8,424	$7,212	$31,867	$27,675

Segment OIBDA
Cable Network Programming	$1,202	$1,079	$4,407	$4,177
Television	145	213	882	855
Filmed Entertainment	339	117	1,358	1,308
Direct Broadcast Satellite Television	146	156	424	397
Other, Corporate and Eliminations	(66)	(77)	(356)	(476)

Total Segment OIBDA	$1,766	$1,488	$6,715	$6,261

EARNINGS RELEASE FOR THE YEAR AND QUARTER ENDED JUNE 30, 2014

CABLE NETWORK PROGRAMMING

Fourth Quarter Segment Results

Cable Network Programming quarterly segment OIBDA increased 11% to $1.20 billion, driven by a 13% revenue increase led by continued affiliate revenue growth. The revenue improvement was partially offset by a 14% increase in expenses, approximately a third of which reflects the planned investments related to the launches of new channels, including Fox Sports 1, STAR Sports and FXX, and the consolidation of the YES Network. Segment OIBDA growth was also adversely impacted by 3% from foreign exchange rate fluctuations, primarily in Latin America and India.

Domestic affiliate revenue grew 19% reflecting the combination of sustained growth at the regional sports networks (“RSNs”), FX Networks and Fox News Channel, the contributions from the launches of Fox Sports 1 and FXX, as well as the consolidation of the YES Network. Reported international affiliate revenue increased 8% driven by strong local currency growth at the Fox International Channels (“FIC”) and STAR channels which was partially offset by a 10% adverse impact from the strengthened U.S. dollar.

Domestic advertising revenue grew 12% in the quarter over the prior year period driven by solid growth at the RSNs and FX Networks. The growth at the RSNs included the impact from the consolidation of the YES Network while the FX Networks growth included increases attributable to FXX. Reported international advertising revenue increased 5% due to strong local currency growth at STAR and FIC which was partially offset by a 10% adverse impact from the strengthened U.S. dollar.

OIBDA from the domestic channels increased 17% from the corresponding period in the prior year, reflecting strong OIBDA growth at the RSNs, which includes contributions from the YES Network. Reported quarterly OIBDA at the Company’s international cable channels’ declined 3% from the corresponding period of the prior year as strong local currency growth at the FIC and STAR entertainment channels was more than offset by a 15% adverse impact from the strengthened U.S. dollar.

Full Year Segment Results

Full year Cable Network Programming annual segment OIBDA increased 6% to $4.41 billion, driven by a 13% revenue increase led by continued affiliate revenue growth. The revenue improvement was partially offset by a 17% increase in expenses, almost half of which reflects the planned investments related to the launches of new channels and the impact of the consolidation of recently acquired ownership stakes in the YES Network, ESS, Eredivisie Media & Marketing CV (“EMM”) and Sports Time Ohio. Segment OIBDA growth was also adversely impacted by 3% from foreign exchange rate fluctuations, primarily in Latin America and India.

Domestic affiliate revenue grew 14% reflecting the combination of sustained growth at the RSNs, FX Network and Fox News Channel, contributions from new channel launches and the impact from the consolidation of the YES Network. Reported international affiliate revenue increased 19% driven by strong local currency growth at FIC and STAR as well as the benefit from the full year consolidation of ESS and EMM, partially offset by an 8% adverse impact from the strengthened U.S. dollar.

Domestic advertising revenue grew 8% over the prior year period led by double-digit growth at the FX Networks, the RSNs and the National Geographic networks. The growth at the FX Networks included increases attributable to FXX while the RSNs growth included the impact from the consolidation of the YES Network. Reported international advertising revenue increased 9% due to strong local currency growth at STAR and FIC which was partially offset by a 9% adverse impact from the strengthened U.S. dollar.

OIBDA from the domestic channels increased 7% from the prior year, led by strong double-digit growth at the RSNs, which includes contributions from the YES Network. Full year results also reflect higher contributions at the FX Networks and Fox News Channel. Reported annual OIBDA at the Company’s international cable channels’ declined 1% from the corresponding period of the prior year as strong local currency growth at FIC and the STAR entertainment channels was more than offset by investments in the STAR Sports channels and a 12% adverse impact from the strengthened U.S. dollar.

EARNINGS RELEASE FOR THE YEAR AND QUARTER ENDED JUNE 30, 2014

TELEVISION

Fourth Quarter Segment Results

Television reported quarterly segment OIBDA of $145 million compared with the $213 million reported in the prior year quarter, as increased retransmission consent revenues were more than offset by lower advertising revenues. Quarterly advertising revenues declined 11% from the corresponding period of the prior year driven by the impact of lower general entertainment ratings, led by declines at American Idol.

Full Year Segment Results

Full year segment OIBDA of $882 million increased $27 million or 3% versus the prior year. This increase was driven by continued retransmission consent revenue growth and contributions from the broadcast of Super Bowl XLVIII partially offset by the impact of lower primetime general entertainment ratings led by declines at American Idol and X-Factor and higher programming costs. Advertising revenues increased 5% from the prior year driven by the broadcast of Super Bowl XLVIII and higher rates and ratings for the National Football League and Major League Baseball playoffs, substantially offset by the impact from lower general entertainment ratings.

FILMED ENTERTAINMENT

Fourth Quarter Segment Results

Filmed Entertainment reported record fourth quarter segment OIBDA of $339 million, nearly triple the $117 million reported in the same period a year-ago, driven by a $768 million or 38% revenue increase. This growth was led by several successful worldwide theatrical releases in the quarter including X-Men: Days of Future Past, which has grossed $740 million in worldwide box office to date, Rio 2, which has grossed over $490 million in worldwide box office to date, and The Fault in Our Stars, which has grossed over $260 million in worldwide box office to date. As a result of the successful releases, the film studio became the first to cross the $3 billion mark in worldwide box office this year. Quarterly results also reflect higher contributions from the television production businesses led by the syndication of Modern Family and the delivery of a new season of 24.

Full Year Segment Results

Full year segment OIBDA of $1.36 billion increased $50 million or 4% over prior year amounts. Annual results reflect higher contributions from the television production businesses led by higher SVOD revenues, including the sale of series to Amazon, and the syndication of Modern Family. This growth was partially offset by difficult comparisons to the successful worldwide theatrical performance of Ice Age: Continental Drift in the prior year.

DIRECT BROADCAST SATELLITE TELEVISION

Fourth Quarter Segment Results

DBS generated quarterly segment OIBDA of $146 million compared with the $156 million reported in the same period a year ago. The $214 million or 16% increase in revenue underpinned by sustained Sky Deutschland subscriber growth was more than offset by higher sports programming costs including SKY Italia’s broadcast of the FIFA World Cup and Sky Deutschland’s exclusive broadcast of Bundesliga soccer. Sky Deutschland grew net direct subscribers by approximately 82,000 during the quarter, bringing total direct subscribers to 3.81 million, while SKY Italia’s subscriber base declined by 25,000 during the quarter bringing total subscribers to 4.73 million.

Full Year Segment Results

DBS generated annual segment OIBDA of $424 million, a $27 million or 7% increase over the prior year driven by higher contributions from Sky Italia resulting from cost reduction efforts. Annual segment revenues increased $1.59 billion principally reflecting the full year consolidation of Sky Deutschland revenues versus the consolidation of 6-months of Sky Deutschland revenues in the prior year. This revenue increase was offset by the full year consolidation of Sky Deutschland costs, including costs related to its exclusive broadcast of Bundesliga soccer.

EARNINGS RELEASE FOR THE YEAR AND QUARTER ENDED JUNE 30, 2014

REVIEW OF EQUITY EARNINGS (LOSSES) OF AFFILIATES’ RESULTS

The Company’s share of equity earnings (losses) of affiliates is as follows:

		Three Months Ended June 30,		Twelve Months Ended June 30,
	% Owned	2014	2013	2014	2013
		US $ Millions
BSkyB	39%(1)	$178	$235	$619	$902
Other affiliates	Various(2)	14	(12)	3	(247)

Total equity earnings of affiliates		$192	$223	$622	$655

(1)	Please refer to BSkyB’s earnings releases for detailed information.
(2)	Primarily comprised of Hulu and STAR equity affiliates, as well as the YES Network through February 2014 and Sky Deutschland through December 2012.

Fourth Quarter Results

Quarterly equity earnings from affiliates were $192 million as compared with $223 million in the same period a year ago. The decreased contributions from affiliates reflect lower contributions from BSkyB, primarily due to a decrease in the Company’s pre-tax gain related to its participation in BSkyB’s share repurchase which declined from an $89 million gain in the corresponding period of the prior year to $50 million in the current quarter.

Full Year Results

Annual equity earnings from affiliates were $622 million as compared with $655 million in the same period a year ago. The decreased contributions from affiliates are primarily due to lower contributions from BSkyB, including the Company’s pre-tax gain related to its participation in BSkyB’s share repurchase which decreased from a $306 million gain in the prior year to $134 million in the current year. This decrease was partially offset by the absence of Sky Deutschland operating losses resulting from its consolidation in January 2013, as well as improved contributions from other affiliates, including the YES Network and Hulu.

OTHER ITEMS

Share repurchases

During the quarter, the Company repurchased 30.1 million shares of Class A Common Stock for $1.02 billion bringing the total fiscal year repurchase to 114.9 million shares of Class A Common Stock for $3.77 billion. As a result of the stock repurchase program, diluted weighted average common stock outstanding of 2.23 billion in this year’s quarter declined 4% from 2.32 billion in the same period a year ago.

Last year, on August 8, 2013, the Company announced that its Board of Directors authorized the repurchase of $4 billion of Class A Common Stock, excluding commissions, which replaced the remaining authorized amount under the stock repurchase program. The Company has fully utilized this stock repurchase authorization, repurchasing 120.5 million shares of Class A Common Stock over the past twelve months.

On August 5, 2014, the Board of Directors authorized the repurchase of an additional $6 billion of Class A Common Stock, excluding commissions. The Company expects to repurchase such shares over the next twelve months.

Dividends

The Company has declared a dividend of $0.125 per Class A and Class B share. This dividend is payable on October 15, 2014 with a record date for determining dividend entitlements of September 10, 2014.

EARNINGS RELEASE FOR THE YEAR AND QUARTER ENDED JUNE 30, 2014

Sale of ownership stakes in Sky Italia and Sky Deutschland

On July 25, 2014 the Company announced that it will transfer Sky Italia and its fully diluted 57.4 percent interest in Sky Deutschland to BSkyB In exchange for approximately $9.3 billion in value from BSkyB comprised of approximately $8.6 billion in cash and BSkyB’s 21 percent interest in National Geographic Channels International, raising 21st Century Fox’s ownership stake to 73 percent. In addition, 21st Century Fox participated in BSkyB’s equity offering in July 2014 by purchasing approximately $900 million of additional shares in BSkyB to maintain the Company’s 39.1 percent ownership interest. The net, after-tax cash proceeds to be received by 21st Century Fox upon completion of all the elements of this transaction will approximate $7.2 billion. The agreement is subject to regulatory approvals, the approval of BSkyB stockholders and customary closing conditions.

To receive a copy of this press release through the Internet, access 21st Century Fox’s corporate Web site located at http://www.21cf.com.

Audio from 21st Century Fox’s conference call with analysts on the full year and fourth quarter results can be heard live on the Internet at 4:30 p.m. Eastern Daylight Time today. To listen to the call, visit http://www.21cf.com.

Cautionary Statement Concerning Forward-Looking Statements

This document contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s views and assumptions regarding future events and business performance as of the time the statements are made. Actual results may differ materially from these expectations due to changes in global economic, business, competitive market and regulatory factors. More detailed information about these and other factors that could affect future results is contained in our filings with the Securities and Exchange Commission. The “forward-looking statements” included in this document are made only as of the date of this document and we do not have any obligation to publicly update any “forward-looking statements” to reflect subsequent events or circumstances, except as required by law.

CONTACTS:
Reed Nolte, Investor Relations	Julie Henderson, Press Inquiries
212-852-7092	310-369-0773
Joe Dorrego, Investor Relations	Nathaniel Brown, Press Inquiries
212-852-7856	212-852-7746

EARNINGS RELEASE FOR THE YEAR AND QUARTER ENDED JUNE 30, 2014

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2014	2013	2014	2013
	US $ Millions (except share related amounts)
Revenues	$8,424	$7,212	$31,867	$27,675
Operating expenses	(5,635)	(4,637)	(21,108)	(17,496)
Selling, general and administrative	(1,047)	(1,109)	(4,129)	(4,007)
Depreciation and amortization	(302)	(228)	(1,142)	(797)
Impairment charges	—	—	—	(35)
Equity earnings of affiliates	192	223	622	655
Interest expense, net	(291)	(261)	(1,121)	(1,063)
Interest income	5	18	26	57
Other, net	51	75	174	3,747

Income from continuing operations before income tax expense	1,397	1,293	5,189	8,736
Income tax expense	(343)	(253)	(1,272)	(1,690)

Income from continuing operations	1,054	1,040	3,917	7,046
Income (loss) from discontinued operations, net of tax	33	(1,348)	729	277

Net Income (loss)	$1,087	$(308)	$4,646	$7,323

Less: Net income attributable to noncontrolling interests	(88)	(63)	(132)	(226)

Net income (loss) attributable to Twenty-First Century Fox, Inc. stockholders	$999	$(371)	$4,514	$7,097

Weighted average shares:	2,228	2,321	2,269	2,341
Income from continuing operations attributable to Twenty-First Century Fox, Inc. stockholders per share:	$0.43	$0.42	$1.67	$2.91
Net income (loss) attributable to Twenty-First Century Fox, Inc. stockholders per share:	$0.45	$(0.16)	$1.99	$3.03

EARNINGS RELEASE FOR THE YEAR AND QUARTER ENDED JUNE 30, 2014

CONSOLIDATED BALANCE SHEETS

	June 30,
	2014	2013
	US $ Millions
Assets:
Current assets:
Cash and cash equivalents	$5,415	$6,659
Receivables, net	6,468	5,459
Inventories, net	3,092	2,784
Other	401	665

Total current assets	15,376	15,567

Non-current assets:
Receivables	454	437
Investments	2,859	3,704
Inventories, net	6,442	5,371
Property, plant and equipment, net	2,931	2,829
Intangible assets, net	8,072	5,064
Goodwill	18,052	17,255
Other non-current assets	607	717

Total assets	$54,793	$50,944

Liabilities and Equity:
Current liabilities:
Borrowings	$799	$137
Accounts payable, accrued expenses and other current liabilities	4,183	4,434
Participations, residuals and royalties payable	1,546	1,663
Program rights payable	1,638	1,524
Deferred revenue	690	677

Total current liabilities	8,856	8,435

Non-current liabilities:
Borrowings	18,259	16,321
Other liabilities	3,507	3,264
Deferred income taxes	2,729	2,280
Redeemable noncontrolling interests	541	519
Commitments and contingencies
Equity:
Class A common stock, $0.01 par value	14	15
Class B common stock, $0.01 par value	8	8
Additional paid-in capital	15,041	15,840
Retained earnings	2,389	1,454
Accumulated other comprehensive loss	(34)	(319)

Total Twenty-First Century Fox, Inc. stockholders’ equity	17,418	16,998
Noncontrolling interests	3,483	3,127

Total equity	20,901	20,125

Total liabilities and equity	$54,793	$50,944

EARNINGS RELEASE FOR THE YEAR AND QUARTER ENDED JUNE 30, 2014

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Twelve Months Ended June 30,
	2014	2013
	US $ Millions
Operating activities:
Net Income	$4,646	$7,323
Less: Income from discontinued operations, net of tax	729	277

Income from continuing operations	3,917	7,046
Adjustments to reconcile income from continuing operations to cash provided by operating activities:
Amortization of cable distribution investments	85	89
Depreciation and amortization	1,142	797
Impairment charges	—	35
Equity earnings of affiliates	(622)	(655)
Cash distributions received from affiliates	358	324
Other, net	(174)	(3,747)
Change in operating assets and liabilities, net of acquisitions:
Receivables and other assets	(790)	(127)
Inventories, net	(1,057)	(1,035)
Accounts payable and other liabilities	105	275

Net cash provided by operating activities from continuing operations	2,964	3,002

Investing activities:
Property, plant and equipment	(678)	(622)
Acquisitions, net of cash acquired	(692)	(606)
Investments in equity affiliates	(19)	(502)
Other investments	(64)	(152)
Proceeds from dispositions	518	1,968

Net cash (used in) provided by investing activities from continuing operations	(935)	86

Financing activities:
Borrowings	1,155	1,277
Repayment of borrowings	(296)	(754)
Issuance of shares	66	203
Repurchase of shares	(3,772)	(2,026)
Dividends paid	(792)	(613)
Purchase of subsidiary shares from noncontrolling interests	(127)	(163)
Sale of subsidiary shares to noncontrolling interests	—	93
Distribution to News Corporation	(10)	(2,588)

Net cash used in financing activities from continuing operations	(3,776)	(4,571)

Net increase (decrease) in cash and cash equivalents from discontinued operations	571	(1,431)
Net decrease in cash and cash equivalents	(1,176)	(2,914)
Cash and cash equivalents, beginning of year	6,659	9,626
Exchange movement on cash balance	(68)	(53)

Cash and cash equivalents, end of period	$5,415	$6,659

EARNINGS RELEASE FOR THE YEAR AND QUARTER ENDED JUNE 30, 2014

SEGMENT INFORMATION

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2014	2013	2014	2013
	US $ Millions
Revenues
Cable Network Programming	$3,347	$2,953	$12,273	$10,881
Television	1,031	1,096	5,296	4,860
Filmed Entertainment	2,803	2,035	9,679	8,642
Direct Broadcast Satellite Television	1,593	1,379	6,030	4,439
Other, Corporate and Eliminations	(350)	(251)	(1,411)	(1,147)

Total Revenues	$8,424	$7,212	$31,867	$27,675

Segment OIBDA
Cable Network Programming	$1,202	$1,079	$4,407	$4,177
Television	145	213	882	855
Filmed Entertainment	339	117	1,358	1,308
Direct Broadcast Satellite Television	146	156	424	397
Other, Corporate and Eliminations	(66)	(77)	(356)	(476)

Total Segment OIBDA	$1,766	$1,488	$6,715	$6,261

Depreciation and Amortization
Cable Network Programming	$75	$57	$232	$197
Television	26	27	105	93
Filmed Entertainment	35	34	133	132
Direct Broadcast Satellite Television	162	106	657	355
Other, Corporate and Eliminations	4	4	15	20

Total Depreciation and Amortization *	$302	$228	$1,142	$797

*

The three months ended June 30, 2014 and 2013 include the amortization of definite lived intangible assets of $101 million and $57 million, respectively, principally comprised of purchase price amortization related to acquisitions.

The twelve months ended June 30, 2014 and 2013 include the amortization of definite lived intangible assets of $401 million and $183 million, respectively, principally comprised of purchase price amortization related to acquisitions.

CONSOLIDATED REVENUES BY COMPONENT

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2014	2013	2014	2013
	US $ Millions
Affiliate Fees	$2,437	$2,085	$8,984	$7,678
Subscription	1,406	1,260	5,467	4,074
Advertising	1,874	1,853	8,218	7,634
Content	2,461	1,893	8,596	7,871
Other	246	121	602	418

Total Revenues	$8,424	$7,212	$31,867	$27,675

EARNINGS RELEASE FOR THE YEAR AND QUARTER ENDED JUNE 30, 2014

NOTE 1 – TOTAL SEGMENT OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION

The Company evaluates the performance of its operating segments based on segment operating income before depreciation and amortization (“OIBDA”), and management uses total segment OIBDA as a measure of the performance of operating businesses separate from non-operating factors. Total segment OIBDA is a non-GAAP measure and should be considered in addition to, not as a substitute for, net income, cash flow and other measures of financial performance reported in accordance with GAAP. In addition, this measure does not reflect cash available to fund requirements. This measure excludes items, such as depreciation and amortization as well as impairment charges, which are significant components in assessing the Company’s financial performance.

Management believes that total segment OIBDA is an appropriate measure for evaluating the operating performance of the Company’s business and provides investors and equity analysts a measure to analyze operating performance of the Company’s business and enterprise value against historical data and competitors’ data. Segment OIBDA is the primary measure used by our chief operating decision maker to evaluate the performance of and allocate resources to the Company’s business segments.

Segment OIBDA does not include depreciation and amortization and the amortization of cable distribution investments and eliminates the variable effect across all business segments of depreciation and amortization. Depreciation and amortization expense includes the depreciation of property and equipment, as well as amortization of finite-lived intangible assets. Amortization of cable distribution investments represents a reduction against revenues over the term of a carriage arrangement and, as such, it is excluded from segment operating income before depreciation and amortization.

In addition, total segment OIBDA does not include: Impairment charges, discontinued operations, Equity earnings of affiliates, Interest expense, net, Interest income, Other, net, Income tax expense and Net income attributable to noncontrolling interests.

The following tables reconcile revenues to segment OIBDA and from OIBDA to Income from continuing operations before income tax expense:

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2014	2013	2014	2013
	US $ Millions
Revenues	$8,424	$7,212	$31,867	$27,675
Operating expenses	(5,635)	(4,637)	(21,108)	(17,496)
Selling, general and administrative	(1,047)	(1,109)	(4,129)	(4,007)
Add: Amortization of cable distribution investments	24	22	85	89

Total Segment OIBDA	1,766	1,488	6,715	6,261
Amortization of cable distribution investments	(24)	(22)	(85)	(89)
Depreciation and amortization	(302)	(228)	(1,142)	(797)
Impairment charges	—	—	—	(35)
Equity earnings of affiliates	192	223	622	655
Interest expense, net	(291)	(261)	(1,121)	(1,063)
Interest income	5	18	26	57
Other, net	51	75	174	3,747

Income from continuing operations before income tax expense	$1,397	$1,293	$5,189	$8,736

EARNINGS RELEASE FOR THE YEAR AND QUARTER ENDED JUNE 30, 2014

	Three Months Ended June 30, 2014 (US $ Millions)
	Revenues	Operating and selling, general and administrative expenses	Add: Amortization of cable distribution investments	Segment OIBDA
Cable Network Programming	$3,347	$(2,169)	$24	$1,202
Television	1,031	(886)	—	145
Filmed Entertainment	2,803	(2,464)	—	339
Direct Broadcast Satellite Television	1,593	(1,447)	—	146
Other, Corporate and Eliminations	(350)	284	—	(66)

Consolidated Total	$8,424	$(6,682)	$24	$1,766

	Three Months Ended June 30, 2013 (US $ Millions)
	Revenues	Operating and Selling, general and administrative expenses	Add: Amortization of cable distribution investments	Segment OIBDA
Cable Network Programming	$2,953	$(1,896)	$22	$1,079
Television	1,096	(883)	—	213
Filmed Entertainment	2,035	(1,918)	—	117
Direct Broadcast Satellite Television	1,379	(1,223)	—	156
Other, Corporate and Eliminations	(251)	174	—	(77)

Consolidated Total	$7,212	$(5,746)	$22	$1,488

	Twelve Months Ended June 30, 2014 (US $ Millions)
	Revenues	Operating and Selling, general and administrative expenses	Add: Amortization of cable distribution investments	Segment OIBDA
Cable Network Programming	$12,273	$(7,951)	85	$4,407
Television	5,296	(4,414)	—	882
Filmed Entertainment	9,679	(8,321)	—	1,358
Direct Broadcast Satellite Television	6,030	(5,606)	—	424
Other, Corporate and Eliminations	(1,411)	1,055	—	(356)

Consolidated Total	$31,867	$(25,237)	$85	$6,715

	Twelve Months Ended June 30, 2013 (US $ Millions)
	Revenues	Operating and Selling, general and administrative expenses	Add: Amortization of cable distribution investments	Segment OIBDA
Cable Network Programming	$10,881	$(6,793)	$89	$4,177
Television	4,860	(4,005)	—	855
Filmed Entertainment	8,642	(7,334)	—	1,308
Direct Broadcast Satellite Television	4,439	(4,042)	—	397
Other, Corporate and Eliminations	(1,147)	671	—	(476)

Consolidated Total	$27,675	$(21,503)	$89	$6,261

EARNINGS RELEASE FOR THE YEAR AND QUARTER ENDED JUNE 30, 2014

NOTE 2 – ADJUSTED NET INCOME AND ADJUSTED EPS FROM CONTINUING OPERATIONS

The calculation of income and earnings per share (“EPS”) from continuing operations attributable to stockholders excluding Equity affiliate adjustments and “Other, net”, net of tax (“adjusted income and diluted EPS from continuing operations attributable to stockholders”) may not be comparable to similarly titled measures reported by other companies, since companies and investors may differ as to what type of events warrant adjustment. Adjusted income and diluted EPS from continuing operations attributable to stockholders are not measures of performance under generally accepted accounting principles and should not be construed as substitutes for consolidated net income and EPS as determined under GAAP as a measure of performance. However, management uses these measures in comparing the Company’s historical performance and believes that they provide meaningful and comparable information to investors to assist in their analysis of our performance relative to prior periods and our competitors.

The Company uses adjusted income and diluted EPS from continuing operations attributable to stockholders to evaluate the performance of the Company’s operations exclusive of certain items that impact the comparability of results from period to period.

The following tables reconcile reported income and reported diluted EPS from continuing operations attributable to stockholders to adjusted income and diluted EPS from continuing operations attributable to stockholders for the three months and twelve months ended June 30, 2014 and 2013.

	Three Months Ended
	June 30, 2014		June 30, 2013
	Income	EPS	Income	EPS
	(in US$ millions, except per share data)
Income from continuing operations	$1,054		$1,040
Less: Net income attributable to noncontrolling interests	(88)		(63)

Income from continuing operations attributable to stockholders	$966	$0.43	$977	$0.42
Equity affiliate adjustments (net of provision for income taxes of -$21 and -$53 for the three months ended June 30, 2014 and 2013, respectively)(a)	(29)	(0.01)	(36)	(0.02)
Other, net (net of provision for income taxes of -$40 and $140 for the three months ended June 30, 2014 and 2013, respectively)	(11)	—	(215)	(0.09)

As adjusted	$926	$0.42	$726	$0.31

(a)	Equity earnings of affiliates three months ended June 30, 2013 was adjusted to exclude from BSkyB results 21st Century Fox’s gain on the BSkyB repurchase program.

EARNINGS RELEASE FOR THE YEAR AND QUARTER ENDED JUNE 30, 2014

	Twelve Months Ended
	June 30, 2014		June 30, 2013
	Income	EPS	Income	EPS
	(in US$ millions, except per share data)
Income from continuing operations	$3,917		$7,046
Less: Net Income attributable to noncontrolling interests	(132)		(226)

Income from continuing operations attributable to stockholders	$3,785	$1.67	$6,820	$2.91
Impairment charges			35	0.01
Equity affiliate adjustments (net of provision for income taxes of -$46 and -$85 for the twelve months ended June 30, 2014 and 2013, respectively)(a)	(88)	(0.04)	(164)	(0.07)
Other, net (net of provision for income taxes of $2 and -$237 for the twelve months ended June 30, 2014, 2013, and 2012, respectively)	(176)	(0.08)	(3,510)	(1.50)
Rounding				0.01

As adjusted	$3,521	$1.55	$3,181	$1.36

(a)

Equity earnings of affiliates for the twelve months ended June 30, 2014 and June 30, 2013 was adjusted to exclude from BSkyB’s results 21st Century Fox’s gain on the BSkyB repurchase program. The twelve months ended June 30, 2013 were also adjusted to exclude from Hulu results one-time costs resulting from its purchase of the Providence Equity Partners’ ownership stake.